EXHIBIT 99.1

NEWS RELEASE
SanDisk Corporation
951 SanDisk Drive
Milpitas, CA 95035-7932
Phone: 408-801-1000

SANDISK ANNOUNCES THIRD QUARTER 2014 RESULTS

Delivers Record Quarterly Revenue

MILPITAS, Calif., Oct 16, 2014 - SanDisk Corporation (NASDAQ: SNDK), a global leader in flash storage solutions, today announced results for the third quarter ended September 28, 2014. Third quarter revenue of $1.75 billion increased 7 percent on a year-over-year basis and increased 7 percent sequentially.

On a GAAP(1) basis, third quarter net income was $263 million, or $1.09 per share, compared to net income of $277 million, or $1.18 per share, in the third quarter of fiscal 2013 and $274 million, or $1.14 per share, in the second quarter of fiscal 2014.

On a non-GAAP(2)(3) basis, third quarter net income was $336 million, or $1.45 per share, compared to net income of $371 million, or $1.59 per share, in the third quarter of fiscal 2013 and net income of $329 million, or $1.41 per share, in the second quarter of fiscal 2014. For reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“Third quarter results reflect the strength of our diversified product portfolio, broad customer engagements and solid execution,” said Sanjay Mehrotra, president and chief executive officer. “Demand for NAND flash continues to be strong across mobile, client and enterprise, where SanDisk’s innovations are creating significant opportunities.  As we focus on closing a record 2014, we also look forward to building upon our success in 2015.”

KEY FINANCIAL METRICS

Metrics	GAAP (1)			Non-GAAP (2)
(in millions, except percentages and per share amounts)	Q3’14	Q3'13	Q2’14	Q3’14	Q3'13	Q2’14
Revenue	$1,746	$1,625	$1,634	$1,746	$1,625	$1,634
Gross profit	$817	$802	$760	$855	$815	$783
percent of revenue	47%	49%	46%	49%	50%	48%
Operating income	$388	$408	$417	$481	$533	$472
percent of revenue	22%	25%	25%	28%	33%	29%
EPS (3)	$1.09	$1.18	$1.14	$1.45	$1.59	$1.41

OTHER HIGHLIGHTS

•	SanDisk completed the acquisition of Fusion-io, a leading developer of flash-based PCIe hardware and software solutions, for approximately $1.1 billion, net of cash assumed.

•	SanDisk commemorated the opening of Phase 2 of Fab 5 and began construction of the New Fab 2 in Yokkaichi, Japan.

•	SanDisk announced design wins for its high-performance, low-latency ULLtraDIMM™ SSDs with Super Micro Computer and Huawei.

•	SanDisk introduced innovative products in several product categories:

◦	In enterprise solutions, Dell launched SanDisk DAS Cache server-side caching software, allowing customers to benefit from SSDs, while maintaining data on direct-attached, disk-based storage.

◦	In client solutions, SanDisk launched the SanDisk Ultra® II SSD, utilizing X3 technology to deliver a high-performance, cost-effective storage upgrade for PCs.

◦
SanDisk launched the industry’s highest-capacity SD™ card with the 512GB SanDisk Extreme PRO® SDXC™ UHS-I card and the industry’s fastest microSD™ UHS-I card with the 64GB SanDisk Extreme PRO microSDXC™ UHS-I card, both enabling 4K Ultra HD video capture.

•	SanDisk announced today a fourth quarter 2014 dividend of $0.30 per share of common stock, payable on November 24, 2014 to shareholders of record as of the close of business on November 3, 2014.

CONFERENCE CALL
SanDisk’s third quarter of fiscal 2014 conference call is scheduled for 2:00 P.M., Pacific Daylight Time, Thursday, October 16, 2014. The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk’s website at www.sandisk.com/IR. To participate in the call via telephone, the dial-in number is 719-325-4758 and the dial-in password is 9292176. A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to SanDisk's website prior to the conference call.

ABOUT SANDISK
SanDisk Corporation (NASDAQ: SNDK), a Fortune 500 and S&P 500 company, is a global leader in flash storage solutions. For more than 25 years, SanDisk has expanded the possibilities of storage, providing trusted and innovative products that have transformed the electronics industry. Today, SanDisk’s quality, state-of-the-art solutions are at the heart of many of the world's largest data centers, and embedded in advanced smartphones, tablets and PCs. SanDisk’s consumer products are available at hundreds of thousands of retail stores worldwide. For more information, visit www.sandisk.com.

© 2014 SanDisk Corporation. All rights reserved. SanDisk, SanDisk Ultra and SanDisk Extreme PRO are trademarks of SanDisk Corporation, registered in the United States and other countries. ULLtraDIMM is a trademark of SanDisk Enterprise IP LLC. The SD, microSD, microSDXC and SDXC marks are trademarks of SD-3C, LLC.

This news release contains certain forward-looking statements, including those regarding our business prospects and opportunities, market growth, demand for our products, our innovations, and our performance for the remainder of 2014 and in 2015, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.

Risks that may cause these forward-looking statements to be inaccurate include, among others:

•	competitive pricing pressures or product mix changes, resulting in lower average selling prices, lower revenues and reduced gross margins;

•	insufficient or mismatched captive memory output, capacity, or inventory, resulting in lost revenue and growth opportunities;

•	weakness in demand in one or more of our product categories, such as embedded products or SSDs, or adverse changes in our product or customer mix;

•
potential delays in product development or lack of customer acceptance and qualification of our solutions, including on new technology nodes, particularly OEM products such as our embedded flash storage and SSD solutions;

•	excess or mismatched captive memory output or capacity, resulting in lower average selling prices, financial charges and impairments, lower gross margin or other consequences;

•
inability to develop, or unexpected difficulties or delays in developing or ramping with acceptable yields, new technologies or the failure of new technologies to effectively compete with those of our competitors;

•	our 1Z nanometer process technology, our X2 and X3 NAND memory architectures or our solutions utilizing these new technologies may not be available when we expect; and

•
the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2014.

(1)	GAAP represents U.S. Generally Accepted Accounting Principles.

(2)
Non-GAAP represents GAAP excluding the impact of share-based compensation, inventory step-up expense, amortization of acquisition-related intangible assets, non-cash economic interest expense associated with our convertible debt and related tax adjustments.

(3)
Non-GAAP shares include the impact of offsetting shares from the call options related to the 1.5% Sr. Convertible Notes due 2017 and 0.5% Sr. Convertible Notes due 2020, and the impact of share-based compensation.

Investor Contacts:
Jay Iyer
408-801-2067
jay.iyer@sandisk.com

Brendan Lahiff
408-801-1732
brendan.lahiff@sandisk.com

Media Contact:
Michael Diamond
408-801-1108
michael.diamond@sandisk.com

# # # # #

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Nine months ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Revenue	$1,746,491	$1,625,153	$4,892,447	$4,442,145

Cost of revenue	900,830	812,904	2,496,509	2,401,901
Amortization of acquisition-related intangible assets	28,523	10,256	67,860	29,916
Total cost of revenue	929,353	823,160	2,564,369	2,431,817
Gross profit	817,138	801,993	2,328,078	2,010,328
Operating expenses:
Research and development	223,309	183,821	626,168	526,987
Sales and marketing	111,392	72,237	271,762	194,965
General and administrative	60,044	49,171	162,798	141,152
Amortization of acquisition-related intangible assets	9,615	5,088	12,742	9,199
Impairment of acquisition-related intangible assets	—	83,228	—	83,228
Restructuring and other	24,984	—	24,984	—
Total operating expenses	429,344	393,545	1,098,454	955,531
Operating income	387,794	408,448	1,229,624	1,054,797
Other income (expense), net	(14,875)	(4,892)	(44,089)	(33,890)
Income before income taxes	372,919	403,556	1,185,535	1,020,907
Provision for income taxes	110,258	126,697	379,980	316,030
Net income	$262,661	$276,859	$805,555	$704,877
Net income per share:
Basic	$1.18	$1.20	$3.59	$2.96
Diluted	$1.09	$1.18	$3.37	$2.91
Shares used in computing net income per share:
Basic	222,201	230,253	224,530	238,097
Diluted	240,685	235,032	239,275	242,270

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Nine months ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
SUMMARY RECONCILIATION OF NET INCOME:
GAAP NET INCOME	$262,661	$276,859	$805,555	$704,877
Share-based compensation (a)	50,195	25,930	114,674	72,325
Amortization of acquisition-related intangible assets (b)	38,138	15,344	80,602	39,115
Inventory step-up expense (c)	4,903	—	4,903	—
Impairment of acquisition-related intangible assets (d)	—	83,228	—	83,228
Convertible debt interest (e)	21,493	9,859	63,582	50,202
Income tax adjustments (f)	(41,888)	(40,473)	(75,085)	(73,131)
NON-GAAP NET INCOME	$335,502	$370,747	$994,231	$876,616

GAAP COST OF REVENUE	$929,353	$823,160	$2,564,369	$2,431,817
Share-based compensation (a)	(4,001)	(2,716)	(10,118)	(6,880)
Amortization of acquisition-related intangible assets (b)	(28,523)	(10,256)	(67,860)	(29,916)
Inventory step-up expense (c)	(4,903)	—	(4,903)	—
NON-GAAP COST OF REVENUE	$891,926	$810,188	$2,481,488	$2,395,021

GAAP GROSS PROFIT	$817,138	$801,993	$2,328,078	$2,010,328
Share-based compensation (a)	4,001	2,716	10,118	6,880
Amortization of acquisition-related intangible assets (b)	28,523	10,256	67,860	29,916
Inventory step-up expense (c)	4,903	—	4,903	—
NON-GAAP GROSS PROFIT	$854,565	$814,965	$2,410,959	$2,047,124

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$223,309	$183,821	$626,168	$526,987
Share-based compensation (a)	(21,469)	(13,142)	(54,644)	(37,486)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$201,840	$170,679	$571,524	$489,501

GAAP SALES AND MARKETING EXPENSES	$111,392	$72,237	$271,762	$194,965
Share-based compensation (a)	(13,800)	(5,241)	(27,261)	(13,813)
NON-GAAP SALES AND MARKETING EXPENSES	$97,592	$66,996	$244,501	$181,152

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$60,044	$49,171	$162,798	$141,152
Share-based compensation (a)	(10,925)	(4,831)	(22,651)	(14,146)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$49,119	$44,340	$140,147	$127,006

GAAP TOTAL OPERATING EXPENSES	$429,344	$393,545	$1,098,454	$955,531
Share-based compensation (a)	(46,194)	(23,214)	(104,556)	(65,445)
Amortization of acquisition-related intangible assets (b)	(9,615)	(5,088)	(12,742)	(9,199)
Impairment of acquisition-related intangible assets (d)	—	(83,228)	—	(83,228)
NON-GAAP TOTAL OPERATING EXPENSES	$373,535	$282,015	$981,156	$797,659

GAAP OPERATING INCOME	$387,794	$408,448	$1,229,624	$1,054,797
Cost of revenue adjustments (a) (b) (c)	37,427	12,972	82,881	36,796
Operating expense adjustments (a) (b) (d)	55,809	111,530	117,298	157,872
NON-GAAP OPERATING INCOME	$481,030	$532,950	$1,429,803	$1,249,465

GAAP OTHER INCOME (EXPENSE), NET	$(14,875)	$(4,892)	$(44,089)	$(33,890)
Convertible debt interest (e)	21,493	9,859	63,582	50,202
NON-GAAP OTHER INCOME (EXPENSE), NET	$6,618	$4,967	$19,493	$16,312

GAAP NET INCOME	$262,661	$276,859	$805,555	$704,877
Cost of revenue adjustments (a) (b) (c)	37,427	12,972	82,881	36,796
Operating expense adjustments (a) (b) (d)	55,809	111,530	117,298	157,872
Other income (expense) adjustments (e)	21,493	9,859	63,582	50,202
Income tax adjustments (f)	(41,888)	(40,473)	(75,085)	(73,131)
NON-GAAP NET INCOME	$335,502	$370,747	$994,231	$876,616

Diluted net income per share:
GAAP	$1.09	$1.18	$3.37	$2.91
Non-GAAP	$1.45	$1.59	$4.29	$3.63
Shares used in computing diluted net income per share:
GAAP	240,685	235,032	239,275	242,270
Non-GAAP (g)	230,863	233,256	231,567	241,408

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, unaudited)

	Three months ended		Nine months ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
SUMMARY RECONCILIATION OF DILUTED SHARES
GAAP	240,685	235,032	239,275	242,270
Adjustments for share-based compensation	333	363	253	248
Offsetting shares from call option	(10,155)	(2,139)	(7,961)	(1,110)
Non-GAAP (g)	230,863	233,256	231,567	241,408

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because they are consistent with the financial models and estimates published by many analysts who follow us. For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, inventory step-up expense, amortization of acquisition-related intangible assets related to acquisitions of Pliant Technology, Inc. in May 2011, FlashSoft Corporation in February 2012, Schooner Information Technology, Inc. in June 2012, SMART Storage Systems in August 2013 and Fusion-io, Inc. in July 2014, non-cash economic interest expense associated with the convertible debt and related tax adjustments, we believe the inclusion of non-GAAP financial measures provides consistency in our financial reporting. In addition, our non-GAAP diluted shares include the impact of the call options which, when exercised, will offset the issuance of dilutive shares from the 1.5% Sr. Convertible Notes due 2017 and 0.5% Sr. Convertible Notes due 2020, while the GAAP diluted shares exclude the anti-dilutive impact of these call options. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources, and planning and forecasting future periods. Further, management uses non-GAAP information that excludes certain non-cash charges, such as amortization of acquisition-related intangible assets, inventory step-up expense, share-based compensation, non-cash economic interest expense associated with the convertible debt and related tax adjustments, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)
Amortization of acquisition-related intangible assets, primarily developed technology, customer relationships, and trademarks and trade names related to the acquisitions of Pliant Technology, Inc. (May 2011), FlashSoft Corporation (February 2012), Schooner Information Technology, Inc. (June 2012), SMART Storage Systems (August 2013) and Fusion-io, Inc. (July 2014).

(c)	Inventory step-up expense related to acquisition of Fusion-io, Inc. (July 2014).

(d)
Impairment of acquisition-related intangible assets and in-process research and development related to the Schooner Information Technology, Inc. (June 2012) and Pliant Technology, Inc. (May 2011) acquisitions.

(e)
Incremental interest expense related to the non-cash economic interest expense associated with the 1% Sr. Convertible Notes due 2013, 1.5% Sr. Convertible Notes due 2017, and 0.5% Sr. Convertible Notes due 2020.

(f)
Income taxes associated with certain non-GAAP to GAAP adjustments, and the effects of one-time income tax adjustments recorded in a specific quarter for GAAP purposes are reflected on a forecast basis in our non-GAAP tax rate.

(g)
Non-GAAP diluted shares include the impact of offsetting shares from the call options related to the 1.5% Sr. Convertible Notes due 2017 and 0.5% Sr. Convertible Notes due 2020, and the impact of share-based compensation.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 28, 2014	December 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$930,835	$986,246
Short-term marketable securities	1,370,257	1,919,611
Accounts receivable, net	870,552	682,809
Inventory	782,128	756,975
Deferred taxes	169,548	138,192
Other current assets	230,814	166,885
Total current assets	4,354,134	4,650,718
Long-term marketable securities	2,843,933	3,179,471
Property and equipment, net	692,362	655,794
Notes receivable and investments in Flash Ventures	1,119,669	1,134,620
Deferred taxes	147,690	134,669
Goodwill	860,620	318,111
Intangible assets, net	594,239	247,904
Other non-current assets	95,614	167,430
Total assets	$10,708,261	$10,488,717

LIABILITIES, CONVERTIBLE SHORT-TERM DEBT CONVERSION OBLIGATION AND EQUITY
Current liabilities:
Accounts payable trade	$412,328	$282,582
Accounts payable to related parties	134,817	146,964
Convertible short-term debt (1)	861,628	—
Other current accrued liabilities	480,188	509,732
Deferred income on shipments to distributors and retailers and deferred revenue	325,985	291,302
Total current liabilities	2,214,946	1,230,580
Convertible long-term debt	1,188,356	1,985,363
Non-current liabilities	242,491	307,083
Total liabilities	3,645,793	3,523,026

Convertible short-term debt conversion obligation (1)	138,372	—

Stockholders’ equity:
Common stock	5,243,119	5,040,242
Retained earnings	1,780,420	2,004,089
Accumulated other comprehensive loss	(97,205)	(76,459)
Total stockholders’ equity	6,926,334	6,967,872
Non-controlling interests	(2,238)	(2,181)
Total equity	6,924,096	6,965,691
Total liabilities, convertible short-term debt conversion obligation and equity	$10,708,261	$10,488,717

(1)
The 1.5% Sr. Convertible Notes due 2017 are convertible through December 31, 2014 as a result of the Company’s common stock price exceeding the trigger price set forth in the indenture. Accordingly, the carrying value of the notes is reported as short-term debt as of September 28, 2014 and will remain so while the notes are convertible. The convertible short-term debt conversion obligation represents the difference between the carrying value of the convertible debt and the principal amount due in cash upon conversion.

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended		Nine months ended
	September 28, 2014	September 29, 2013	September 28, 2014	September 29, 2013
Cash flows from operating activities:
Net income	$262,661	$276,859	$805,555	$704,877
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(808)	(12,240)	6,784	53,254
Depreciation	66,198	57,650	187,651	165,862
Amortization	85,393	50,710	230,987	171,956
Provision for doubtful accounts	836	(644)	677	498
Share-based compensation expense	50,195	25,930	114,674	72,325
Excess tax benefit from share-based plans	(10,764)	(4,238)	(38,776)	(19,899)
Impairment and other	520	81,774	520	76,258
Other non-operating	(365)	1,134	343	774
Changes in operating assets and liabilities:
Accounts receivable, net	(68,999)	(40,539)	(145,997)	(51,749)
Inventory	46,111	(23,411)	52,556	4,096
Other assets	10,900	(44,666)	10,381	(23,093)
Accounts payable trade	48,869	66,824	62,118	82,194
Accounts payable to related parties	(16,427)	(4,188)	(12,147)	(50,975)
Other liabilities	113,376	(48,542)	(64,691)	60,479
Total adjustments	325,035	105,554	405,080	541,980
Net cash provided by operating activities	587,696	382,413	1,210,635	1,246,857
Cash flows from investing activities:
Purchases of short and long-term marketable securities	(597,716)	(507,392)	(3,376,250)	(2,504,479)
Proceeds from sales of short and long-term marketable securities	1,527,752	1,277,691	3,621,418	3,125,350
Proceeds from maturities of short and long-term marketable securities	184,395	127,695	563,890	634,600
Acquisition of property and equipment, net	(86,975)	(50,866)	(165,641)	(170,715)
Investment in Flash Ventures	—	—	(24,296)	—
Notes receivable issuances to Flash Ventures	(43,733)	—	(131,692)	—
Notes receivable proceeds from Flash Ventures	14,451	—	126,755	73,388
Purchased technology and other assets	(3,036)	(5,353)	(4,589)	(9,261)
Acquisitions, net of cash acquired	(1,066,166)	(304,178)	(1,063,798)	(304,320)
Net cash provided by (used in) investing activities	(71,028)	537,597	(454,203)	844,563
Cash flows from financing activities:
Repayment of debt financing	—	—	—	(928,061)
Distribution to non-controlling interests	—	—	—	(87)
Proceeds from employee stock programs	55,480	43,036	159,044	206,052
Excess tax benefit from share-based plans	10,764	4,238	38,776	19,899
Dividends paid	(67,045)	(50,638)	(169,443)	(50,638)
Share repurchases (1)	(466,622)	(1,069,545)	(838,070)	(1,439,539)
Net cash used in financing activities	(467,423)	(1,072,909)	(809,693)	(2,192,374)
Effect of changes in foreign currency exchange rates on cash	(3,525)	1,533	(2,150)	8,249
Net increase (decrease) in cash and cash equivalents	45,720	(151,366)	(55,411)	(92,705)
Cash and cash equivalents at beginning of period	885,115	1,054,131	986,246	995,470
Cash and cash equivalents at end of period	$930,835	$902,765	$930,835	$902,765

(1)	Share repurchases include cash used to repurchase common stock and cash used to settle employee tax withholding obligations due upon the vesting of restricted stock units.